UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
FORM 8-K
_______________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 23, 2025
_______________________________________________________________________
ALICO, INC.
_______________________________________________________________________
(Exact name of registrant as specified in its charter)
_______________________________________________________________________

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
_______________________________________________________________________
(Address of principal executive offices)(Zip Code)
239-226-2000
_______________________________________________________________________
(Registrant’s telephone number, including area code)
Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on January 3, 2025, Alico, Inc. (the “Company”) delivered a notice to Tropicana Manufacturing Company, Inc. under the Orange Purchase Agreement dated April 11, 2024, Agreement Number: R641 (the “Agreement”) to seek its consent to remove certain acreage from the Agreement. On May 23, 2025, the parties entered into a Mutual

Contract Termination Agreement (the “Termination Agreement”) terminating the Agreement in its entirety by mutual consent effective immediately. The parties have agreed to fulfill all obligations under the Agreement concerning the 2024/2025 Crop Year and all outstanding accounts and obligations under the Agreement will be settled by July 15, 2025. The Termination Agreement includes a mutual release clause, whereby each party releases and discharges the other from any claims arising out of or in connection with the Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer